Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Ciena Corporation Period ended January 28, 2023 March 6, 2023 Earnings Presentation

2Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Forward-looking statements and non-GAAP measures Information in this presentation and related comments of presenters contain a number of forward-looking statements. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include Ciena’s prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and business outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “plan,” “predict,” “potential,” “project", “continue,” and “would” or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 16, 2022 and Ciena’s Quarterly Report on Form 10-Q to be filed with the SEC. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating profit, EBITDA, net income, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non- GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Form 10-Q and Form 10K filed with the Securities and Exchange Commission.

3Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Table of Contents 1 Overview & recent achievements 2 Market context and Ciena's portfolio 3 Fiscal first quarter 2023 financial performance 4 Appendix

4Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Overview & recent achievements

5Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Ciena is an industry-leading global networking systems, services, and software company ….. Leading technology and innovation … with a strong track record of creating shareholder value Diversification and scale of business Leader in Optical markets and disruptor in emerging opportunities Demonstrated track record of financial performance Flexibility with strong balance sheet

6Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Recent key achievements ▪ Announced WaveLogic™ 6, our next generation of coherent optics and the industry's first to support up to 1.6Tbps single-carrier wavelengths ▪ Delivering industry-leading coherent technology with WaveLogic 5 Extreme (WL5e), the most widely deployed 800G solution, and WaveLogic 5 Nano interoperable performance pluggables ▪ Coherent Routing is now available on eight routing and switching platforms supporting 100-400Gig coherent DWDM over ELS, RLS, 6500 and 3rd party line systems ▪ Offering a fully integrated per port architecture for Broadband Access Solution encompassing Ciena, Benu, and Tibit products We are driving the pace of innovation We are committed to our people and communities We have a resilient business and financial model ▪ Our large backlog provides visibility as supply chain gradually improves ▪ In FY 2022, we repurchased approximately 8.4 million shares for $500 million as part of our $1 billion stock repurchase program and we committed to completing the program by FYE 2024 ▪ Our balance sheet remains a competitive advantage • Ended the fiscal quarter with approximately $1.2B in cash and investments ▪ Submitted new greenhouse gas reduction goals to the Science Based Target Initiative for approval to address the environmental impact of our operations and ensure that our technology innovation becomes an even greater enabler of our customers’ environmental ambitions ▪ Announced a partnership with three Atlanta area public schools to provide digital tools and resources to engage students in the Ciena Solutions Challenge, one of our digital inclusion initiatives

7Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Market context and our portfolio

8Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Six mega trends and the innovations that will enable them AI, Digital Transformation & Automation Cloud Data Center Mobility & 5G IoT and Connected Objects Virtual & Hybrid Lifestyles

9Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Technical and professional services that help customers build, operate, and optimize their networks Predictive analytics and machine learning based on both big data and small data Dynamic pool of virtual and physical network resources; instrumented, open, scalable, and secure Federated inventory, open domain control, and multi-layer orchestration Our vision for a new network end-state How it works

Our market leadership

OMDIA

#1 GLOBALLY
- DATA CENTER INTERCONNECT
- DATA CENTER INTERCONNECT FOR ICP/CNPs
- SLTE WDM
- ACCESS SWITCHING

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- DATA CENTER INTERCONNECT
- ACCESS SWITCHING

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- PURPOSE-BUILT/COMPACT MODULAR DCI

Optical Networking Report, 3Q22
Data Center Interconnect Market Share Report, 3Q22
Service Provider Switching & Routing Report, 3Q22

Cignal AI Active Insight

#1 GLOBALLY
- PURPOSE-BUILT/COMPACT MODULAR DCI
- OPTICAL FOR CLOUD & COLO
- SLTE WDM

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- PURPOSE-BUILT/COMPACT MODULAR DCI
- OPTICAL FOR CLOUD & COLO
- PACKET ACCESS

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- OPTICAL FOR SERVICE PROVIDER
- OPTICAL FOR ENTERPRISE & GOVERNMENT
- PACKET ACCESS

Transport Hardware and Markets Report, 4Q22
Transport Applications Report, 3Q22

DELL'ORO GROUP

#1 GLOBALLY
- DATA CENTER INTERCONNECT
- OPTICAL FOR INTERNET CONTENT PROVIDER CUSTOMERS

#1 N. AMERICA
- DATA CENTER INTERCONNECT
- TOTAL OPTICAL NETWORKING
- OPTICAL PACKET

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- OPTICAL PACKET
- PURPOSE-BUILT/COMPACT MODULAR DCI
- OPTICAL FOR CABLE MSO CUSTOMERS

Optical Transport Report, 4Q22

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11Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Q1 FY 2023 results

Q1 FY 2023 key highlights

Achieving balanced growth

- Non-telco represented 40% of total revenue in fiscal Q1 2023
- Routing and Switching revenue increased 39% YoY in fiscal Q1 2023, reflecting strong contribution from portfolio enhancements, including solutions that address the network edge
- APAC revenue increased 41% YoY and 23% QoQ driven by strength in India

Driving the pace of innovation

- GAAP R&D investment was 17.2% of total revenue in fiscal Q1 2023
- Customer traction continues with 400G+ technologies, with 8 new wins on WL5n and 13 new wins on WaveLogic 5 Extreme
  - Record quarter for WL5e shipments with more than 60,000 modems shipped to date
- Brought additional products to market to serve Next-Gen Broadband Access, Enterprise, and Mobility use cases via the weatherized 3985 and the temperature hardened 3984, both with 25Gig support

Prioritizing long term shareholder value

- Total shareholder return five-year CAGR of 16%[1]
- Made strategic investments to expand our addressable market
- Completed the acquisition of Tibit Communications, Inc., a provider of passive optical network solutions
- Completed the acquisition of Benu Networks, Inc., a provider of broadband network gateway software
- Raised $500M in Incremental Term Loan for general corporate purposes that improves our cash liquidity position

[1] Based on closing share price between 2/14//2018 to 2/14/2023

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13Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Q1 FY 2023 comparative financial highlights * A reconciliation of these non-GAAP measures to our GAAP results is included in the press release for the relative period. Q1 FY 2023 Q1 FY 2022 Revenue $1,056.5M $844.4M Adjusted Gross Margin* 43.7% 46.2% Adjusted Operating Expense* $329.3M $290.0M Adjusted Operating Margin* 12.6% 11.8% Adjusted EBITDA* $155.1M $123.7M Adjusted EPS* $0.64 $0.47

14Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Q1 FY 2023 comparative operating metrics Q1 FY 2023 Q1 FY 2022 Cash and investments $1.16B $1.67B Cash used in operations $(266)M $(54)M DSO 103 97 Inventory Turns 1.7 3.3 Gross Leverage 3.05x 1.65x Net Cash $(471.3)M $523.3M

15Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Revenue by segment (Amounts in millions) Q1 FY 2023 Q1 FY 2022 Revenue %** Revenue %** Networking Platforms Converged Packet Optical $735.6 69.6 $540.9 64.1 Routing and Switching 119.5 11.3 85.7 10.1 Total Networking Platforms 855.1 80.9 626.6 74.2 Platform Software and Services 73.4 6.9 72.9 8.6 Blue Planet Automation Software and Services 15.4 1.5 21.1 2.5 Global Services Maintenance Support and Training 67.9 6.4 72.5 8.6 Installation and Deployment 34.6 3.3 40.4 4.8 Consulting and Network Design 10.1 1.0 10.9 1.3 Total Global Services 112.6 10.7 123.8 14.7 Total $1,056.5 100.0 $844.4 100.0 * A reconciliation of these non-GAAP measures to GAAP results is included in the appendix to this presentation. ** Denotes % of total revenue

16Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Continued revenue strength derived from non-telco customers

17Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Revenue by geographic region 12% 11% 12% 18% 15% 14% 70% 74% 71% 74% 14% 15% 13% 15% 72%

18Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Q1 FY 2023 appendix

19Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Q1 FY 2023 Q4 FY 2022 Q3 FY 2022 Q2 FY 2022 Q1 FY 2022 GAAP gross profit $455,946 $433,597 $340,779 $401,781 $384,187 Share-based compensation-products 1,051 907 1,002 1,058 900 Share-based compensation-services 2,297 2,066 1,940 1,943 1,584 Amortization of intangible assets 2,883 2,005 3,140 3,313 3,312 Total adjustments related to gross profit 6,231 4,978 6,082 6,314 5,796 Adjusted (non-GAAP) gross profit $462,177 $438,575 $346,861 $408,095 $389,983 Adjusted (non-GAAP) gross profit percentage 43.7% 45.2% 40.0% 43.0% 46.2 % Gross Profit Reconciliation (Amounts in thousands)

Operating Expense Reconciliation
(Amounts in thousands)

	Q1 FY 2023	Q4 FY 2022	Q3 FY 2022	Q2 FY 2022	Q1 FY 2022
GAAP operating expense	$370,730	$356,329	$313,672	$343,352	$324,183
Share-based compensation-research and development	9,234	8,507	8,233	8,309	6,830
Share-based compensation-sales and marketing	8,424	8,084	8,075	8,061	7,060
Share-based compensation-general and administrative	9,468	7,610	7,579	7,334	7,912
Significant asset impairments and restructuring costs	4,298	13,621	7,692	9,102	3,409
Amortization of intangible assets	7,441	5,754	8,919	8,920	8,918
Acquisition and integration costs	2,558	—	35	495	68
Total adjustments related to operating expense	41,423	43,576	40,533	42,221	34,197
Adjusted (non-GAAP) operating expense	**$329,307**	**$312,753**	**$273,139**	**$301,131**	**$289,986**

Income from Operations Reconciliation
(Amounts in thousands)

	Q1 FY 2023	Q4 FY 2022	Q3 FY 2022	Q2 FY 2022	Q1 FY 2022
GAAP income from operations	$85,216	$77,268	$27,107	$58,429	$60,004
Total adjustments related to gross profit	6,231	4,978	6,082	6,314	5,796
Total adjustments related to operating expense	41,423	43,576	40,533	42,221	34,197
Total adjustments related to income from operations	47,654	48,554	46,615	48,535	39,993
Adjusted (non-GAAP) income from operations	**$132,870**	**$125,822**	**$73,722**	**$106,964**	**$99,997**
Adjusted (non-GAAP) operating margin percentage	**12.6 %**	**13.0 %**	**8.5 %**	**11.3 %**	**11.8 %**

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Net Income Reconciliation
(Amounts in thousands)

	Q1 FY 2023	Q4 FY 2022	Q3 FY 2022	Q2 FY 2022	Q1 FY 2022
GAAP net income	$76,241	$57,645	$10,512	$38,922	$45,823
Exclude GAAP provision for income taxes	25,078	7,735	4,319	8,330	9,219
Income before income taxes	101,319	65,380	14,831	47,252	55,042
Total adjustments related to income from operations	47,654	48,554	46,615	48,535	39,993
Gain on cost method equity investment	(26,455)	—	—	—	(4,120)
Adjusted income before income taxes	122,518	113,934	61,446	95,787	90,915
Non-GAAP tax provision on adjusted income before income taxes	26,954	23,015	12,412	19,349	18,365
Adjusted (non-GAAP) net income	**$95,564**	**$90,919**	**$49,034**	**$76,438**	**$72,550**
Weighted average basic common shares outstanding	149,081	148,548	149,862	152,197	154,151
Weighted average diluted potential common shares outstanding[1]	149,551	149,111	150,463	153,344	155,807

Net Income per Common Share

	Q1 FY 2023	Q4 FY 2022	Q3 FY 2022	Q2 FY 2022	Q1 FY 2022
GAAP diluted net income per potential common share	$ 0.51	$ 0.39	$ 0.07	$ 0.25	$ 0.29
Adjusted (non-GAAP) diluted net income per potential common share	**$ 0.64**	**$ 0.61**	**$ 0.33**	**$ 0.50**	**$ 0.47**

1. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the first quarter of fiscal 2023 includes 0.5 million shares underlying certain stock option and stock unit awards.

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22Copyright © Ciena Corporation 2023. All rights reserved. Proprietary information. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q1 FY 2023 Q4 FY 2022 Q3 FY 2022 Q2 FY 2022 Q1 FY 2022 Net income (GAAP) $76,241 $57,645 $10,512 $38,922 $45,823 Add: Interest expense 15,870 13,775 12,642 11,985 8,648 Less: Interest and other income, net 31,973 1,887 366 808 3,686 Add: Provision for income taxes 25,078 7,735 4,319 8,330 9,219 Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements 22,208 27,642 22,250 22,377 23,653 Add: Amortization of intangible assets 10,325 7,759 12,059 12,233 12,230 EBITDA $117,749 $112,669 $61,416 $93,039 $95,887 Add: Share-based compensation cost 30,474 27,174 26,857 26,673 24,297 Add: Significant asset impairments and restructuring costs 4,298 13,621 7,692 9,102 3,409 Add: Acquisition and integration costs 2,558 — 35 495 68 Adjusted EBITDA $155,079 $153,464 $96,000 $129,309 $123,661 Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (Amounts in thousands)